CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 2-94930 and 811-4175) of our report dated March 26, 2014 on the financial statements and financial highlights of Dreyfus Cash Management included in its annual report for the fiscal year ended January 31, 2014.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

May 27, 2014